SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 22, 2002
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 19, 2002, CACI International Inc announced that it had completed its acquisition of the Government Solutions Division (the "GSD") of Condor Technology Solutions Inc. (OTC Pink Sheets: CTSI). The transaction was completed on August 16, 2002.

With annual revenues of approximately $20 million, the GSD complements CACI's systems integration, knowledge management, data mining, and purchasing systems solutions for federal clients.

A copy of the Registrant's press release regarding CACI's completion of Condor's GSD is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99	Press Release dated August 19, 2002, announcing completion of the Government Solutions Division of Condor Technology Solutions Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary